EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
On April 9, 2024, Insight SN Holdings, LLC  distributed 517,120 shares of common stock of nCino, Inc. (the “Issuer”), par value $0.0005 per share (the “Shares”), pro rata to its members, Insight Venture Partners X, L.P. and Insight Venture Partners X (Co-Investors), L.P.. Insight Venture Partners X, L.P. and Insight Venture Partners X (Co-Investors), L.P. did not furnish any consideration in exchange for shares received in connection with such distribution.

(2)
On April 9, 2024, Insight Venture Partners IX, L.P., Insight Venture Partners IX (Co-Investors), L.P., Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P. (collectively, the “Insight IX Funds”), Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P.,  Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P. (collectively, the “Insight Coinvestment Funds”), Insight Venture Partners X, L.P., Insight Venture Partners X (Co-Investors), L.P., Insight Venture Partners (Cayman) X, L.P. and Insight Venture Partners (Delaware) X, L.P. (collectively, the “Insight X Funds” and, together with Insight IX Funds and Insight Coinvestment Funds, the “Insight Funds”) distributed an aggregate of 5,000,000 Shares to their partners on a pro rata basis in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities (the “Insight Funds Distribution”). The respective partners of the Insight Funds did not furnish any consideration in exchange for shares received in connection with the Insight Funds Distribution.

(3)
In connection with the Insight Funds Distribution, Insight Venture Associates IX, L.P. (“IVA IX LP”), the general partner of each of the Insight IX Funds, acquired direct ownership of  232,122 Shares, Insight Venture Partners IX (Class A), L.P. (“IVP IX Class A”), an entity controlled by Insight Holdings Group, LLC (“Holdings”), acquired direct ownership of 73,447 Shares, NV Secondary L.P. (“NV Secondary”), an entity controlled by Holdings, acquired direct ownership of 12,610 Shares, Insight Venture Associates X, L.P. (“IVA X LP”), the general partner of each of the Insight X Funds, acquired direct ownership of 106,461 Shares, Insight Venture Partners X (Class A), L.P. (“IVP X Class A”), an entity controlled by Holdings, acquired direct ownership of 29,949 Shares, IVP (Venice), L.P. (“IVP Venice”), an entity controlled by Holdings, acquired direct ownership of 52,079 Shares, Insight Venture Associates Growth-Buyout Coinvestment, L.P. (“IVA Coinvestment”), the general partner of each of the Insight Coinvestment Funds, acquired direct ownership of  195,550  Shares and Insight Venture Partners Growth-Buyout Coinvestment Fund (Class A), L.P. (“IVP Coinvestment Class A”), an entity controlled by Holdings, acquired direct ownership of 61,741 Shares. The respective partners of IVA IX LP, IVP IX Class A, IVP X LP, IVP X Class A, IVP Venice, IVA Coinvestment, IVP Coinvestment Class A and NV Secondary, did not furnish any consideration in exchange for the Shares received in connection with the Insight Funds Distribution.

(4)
On April 9, 2024, IVA IX LP distributed 257,662 Shares pro rata to its partners (including 14,686 Shares to IVP (Rome), L.P. (“IVP Rome”), an entity controlled by Holdings, which further distributed such Shares pro rata to its partners), IVP IX Class A distributed 73,447 Shares pro rata to its partners (including 25,540 Shares to IVA IX LP, which further distributed such Shares pro rata to its partners as described herein), NV Secondary distributed 12,610 Shares pro rata to its partners, IVA Coinvestment distributed 218,211 Shares pro rata to its partners (including 19,555 Shares to IVP Rome, which further distributed such Shares pro rata to its partners), IVP Coinvestment Class A distributed 61,741 Shares pro rata to its partners (including 22,661 Shares to IVA Coinvestment, which further distributed such Shares pro rata to its partners as described herein), IVA X LP distributed 106,461 Shares pro rata to its partners (including 10,646 Shares to IVP Rome, which further distributed such Shares pro rata to its partners), IVP X Class A distributed 29,949 Shares pro rata to its partners and IVP Venice distributed 61,626 Shares (including 9,547 Shares held directly by IVP Venice prior to the Insight Funds Distribution) pro rata to IVP Feeder, L.P. ("IVP Feeder"), an entity controlled by Holdings, which further distributed such Shares pro rata to its partners, in each case, in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities. The respective partners of IVA IX LP, IVP IX Class A, NV Secondary, IVA Coinvestment, IVP Coinvestment Class A, IVA X LP, IVP X Class A, IVP Venice, IVP Feeder and IVP Rome did not furnish any consideration in exchange for the Shares received in connection with such distribution.

(5)
Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Holdings and may be deemed to have shared voting and dispositive power over the shares held of record by the Insight Funds. The foregoing is not an admission by IVA IX, IVA IX Ltd, IVA Coinvestment, IVA Coinvestment Ltd, IVA X, IVA X Ltd or Holdings that it is the beneficial owner of the shares held of record by the Insight Funds. Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett disclaim beneficial ownership of the shares held by the Insight Funds, except to the extent of his pecuniary interest therein, if any. The address for these entities is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(6)
In connection with such distributions Jeffrey Horing received 37,785 Shares, JPH Private Investments LLC (“JPH Investments”) received 85,733 Shares and JPH DE Trust Holdings LLC (“JPH Holdings”) received 2,874 Shares in their capacity as partners of one or more of the foregoing entities. Jeffrey Horing, JPH Investments and JPH Holdings did not furnish any consideration in exchange for the Shares received in connection with such distributions.. The reporting person controls JPH Holdings and JPH Investments. By reason of the provisions of Rule 16a-1 under the Exchange Act, the reporting person may be deemed to be the beneficial owner of the Shares held of record by JPH Holdings and JPH Investments.

(7)
This includes 5,770 restricted stock units (“RSUs”) that vest in full on the earlier of June 22, 2024 and the date of the next annual meeting of the Issuer’s stockholders, subject to the reporting person's continued service through the applicable vesting date. These RSUs fully vest upon a change in control of the Issuer.